SLM Private Credit Student Loan Trust 2004-A
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,198,179,835.60	$(2,804,121.90)	$1,195,375,713.70
	ii	Interest to be Capitalized	46,266,131.68		43,275,281.21

	iii	Total Pool	$1,244,445,967.28		$1,238,650,994.91

	iv	Cash Capitalization Account (Cii)	90,638,804.00		90,638,804.00

	v	Asset Balance	$1,335,084,771.28		$1,329,289,798.91

	i	Weighted Average Coupon (WAC)	5.227%		5.707%
	ii	Weighted Average Remaining Term	189.06		187.70
	iii	Number of Loans	146,183		144,856
	iv	Number of Borrowers	103,242		102,270
	v	Prime Loans Outstanding	$1,003,053,468.55		$1,001,236,450.94
	vi	T-bill Loans Outstanding	$240,281,502.89		$236,333,971.01
	vii	Fixed Loans Outstanding	$1,110,995.84		$1,080,572.96

						% of		% of
	Notes		Cusips	Spread	Balance 9/15/04	O/S Securities**	Balance 12/15/04	O/S Securities**
B	i	A-1 Notes	78443CBF0	0.060%	$572,145,829.37	43.734%	$566,350,857.00	43.484%
	ii	A-2 Notes	78443CBG8	0.200%	307,000,000.00	23.467%	307,000,000.00	23.571%
	iii	A-3 Notes	78443CBH6	0.400%	325,016,000.00	24.844%	325,016,000.00	24.955%
	vi	B Notes	78443CBJ2	0.580%	43,641,000.00	3.336%	43,641,000.00	3.351%
	vii	C Notes	78443CBK9	0.950%	60,426,000.00	4.619%	60,426,000.00	4.639%

	viii	Total Notes			$1,308,228,829.37	100.000%	$1,302,433,857.00	100.000%

			9/15/2004	12/15/2004
C	i	Specified Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	ii	Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	iii	Cash Capitalization Acct Balance ($)	$90,638,804.00	$90,638,804.00
	iv	Initial Asset Balance	$1,342,797,095.73	$1,342,797,095.73
	v	Specified Overcollateralization Amount	$26,855,941.91	$26,855,941.91
	vi	Actual Overcollateralization Amount	$26,855,941.90	$26,855,941.91
	vii	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and March 16, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2004-A  Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$13,858,059.38
	ii	Purchases by Servicer (Delinquencies >180)	1,840,883.36
	iii	Other Servicer Reimbursements	7,021.28
	iv	Other Principal Reimbursements	735,857.80

	v	Total Principal Collections	$16,441,821.82

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(12,407,572.74)
	iii	Capitalized Insurance Fee	(1,196,743.01)
	iv	Other Adjustments	(33,384.17)

	v	Total Non-Cash Principal Activity	$(13,637,699.92)

C	Total Student Loan Principal Activity		$2,804,121.90

D	Student Loan Interest Activity
	i	Interest Payments Received	$6,148,038.94
	ii	Purchases by Servicer (Delinquencies >180)	75,871.20
	iii	Other Servicer Reimbursements	1,023.61
	iv	Other Interest Reimbursements	44,747.30
	v	Late Fees	92,544.47
	vi	Collection Fees/Return Items	—

	vii	Total Interest Collections	$6,362,225.52

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	12,407,572.74
	iii	Other Interest Adjustments	21,705.33

	iv	Total Non-Cash Interest Adjustments	$12,429,278.07

F	Total Student Loan Interest Activity		$18,791,503.59

III. 2004-A Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$13,181,293.41
	ii	Consolidation Principal Payments	676,765.97
	iii	Purchases by Servicer (Delinquencies > 180)	1,840,883.36
	iv	Reimbursements by Seller	10,126.86
	v	Reimbursements by Servicer	7,021.28
	vi	Other Re-purchased Principal	725,730.94

	vii	Total Principal Collections	$16,441,821.82

B	Interest Collections
	i	Interest Payments Received	$6,140,425.38
	ii	Consolidation Interest Payments	7,613.56
	iii	Purchases by Servicer (Delinquencies > 180)	75,871.20
	iv	Reimbursements by Seller	370.63
	v	Reimbursements by Servicer	1,023.61
	vi	Other Re-purchased Interest	44,376.67
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	92,544.47

	ix	Total Interest Collections	$6,362,225.52

C	Recoveries on Realized Losses		$—

D	Funds Borrowed from Next Collection Period		$—

E	Funds Repaid from Prior Collection Periods		$—

F	Investment Income		$429,921.45

G	Borrower Incentive Reimbursements		$72,724.00

H	Interest Rate Cap Proceeds		$—

I	Gross Swap Receipt		$4,766,732.98

J	Other Deposits		$60,675.12

	TOTAL FUNDS RECEIVED		$28,134,100.89

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,396,128.14)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$26,737,972.75

K	Amount released from Cash Capitalizaton Account		$—

L	AVAILABLE FUNDS		$26,737,972.75

M	Servicing Fees Due for Current Period		$695,421.05

N	Carryover Servicing Fees Due		$—

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$715,421.05

IV. 2004-A Loss and Recovery Detail 11/30/2004

A	i	Cumulative Realized Losses Test	% of Original Pool		8/31/2004		11/30/2004

		June 15, 2004 to March 16, 2009	15%		$201,419,564.36		$201,419,564.36
		June 15, 2009 to March 15, 2012	18%
		June 15, 2012 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$—		$—

	iii	Is Test Satisfied (ii < i)?		Yes		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$—		$—
	iii	Interest Cash Recovered During Collection Period			$—		$—
	iv	Late Fees and Collection Costs Recovered During Collection Period			$—		$—

	v	Total Recoveries for Period			$—		$—

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$1,667,056.39		$3,507,939.75
	iii	Cumulative Interest Purchases by Servicer			$51,174.54		$127,045.74

	iv	Total Gross Defaults:			$1,718,230.93		$3,634,985.49

V. 2004-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School	5.332%	5.777%	47,336	43,801	32.381%	30.238%	$345,773,775.25	$314,198,285.64	28.858%	26.284%

Grace	5.463%	6.027%	25,718	14,603	17.593%	10.081%	$209,467,155.71	$127,723,581.30	17.482%	10.685%

Deferment	4.785%	5.349%	6,506	9,074	4.451%	6.264%	$60,345,538.66	$80,790,214.42	5.036%	6.759%

TOTAL INTERIM	5.323%	5.772%	79,560	67,478	54.425%	46.583%	$615,586,469.62	$522,712,081.36	51.377%	43.728%
REPAYMENT
Active
Current	4.990%	5.509%	53,081	66,361	36.311%	45.812%	$456,427,160.55	$568,180,429.11	38.093%	47.532%
31-60 Days Delinquent	5.855%	6.788%	1,771	1,648	1.211%	1.138%	$14,220,119.89	$14,190,223.20	1.187%	1.187%
61-90 Days Delinquent	5.966%	7.137%	814	820	0.557%	0.566%	$6,703,721.69	$7,410,966.38	0.559%	0.620%
91-120 Days Delinquent	6.730%	7.268%	348	407	0.238%	0.281%	$2,864,736.73	$3,478,240.49	0.239%	0.291%
121-150 Days Delinquent	7.094%	7.163%	260	519	0.178%	0.358%	$1,965,284.23	$3,841,486.54	0.164%	0.321%
151-180 Days Delinquent	7.017%	7.913%	95	199	0.065%	0.137%	$829,184.97	$1,598,927.50	0.069%	0.134%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Forbearance	5.484%	6.217%	10,254	7,424	7.014%	5.125%	$99,583,157.92	$73,963,359.12	8.311%	6.187%

TOTAL REPAYMENT	5.125%	5.656%	66,623	77,378	45.575%	53.417%	$582,593,365.98	$672,663,632.34	48.623%	56.273%

GRAND TOTAL	5.227%	5.707%	146,183	144,856	100.000%	100.000%	$1,198,179,835.60	$1,195,375,713.70	100.000%	100.001%

* Percentages may not total 100% due to rounding

VI. 2004-A Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.913%	110,549	$867,100,462.94	72.538%
-Law Loans	5.585%	17,966	154,751,589.63	12.946%
-Med Loans	4.755%	12,337	118,491,945.66	9.913%
-MBA Loans	4.929%	4,004	55,031,715.47	4.604%

- Total	5.707%	144,856	$1,195,375,713.70	100.000%

* Percentages may not total 100% due to rounding

VII. 2004-A Interest Rate Swap and Cap Calculations

A	Swap Payments
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,003,053,468.55
	Counterparty Pays:
	ii	3 Month LIBOR			1.88000%
	iii	Gross Swap Receipt Due Trust			$4,766,732.98
	iv	Days in Period	9/15/2004	12/15/2004	91

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ)Less	2.6400%		1.86000%
	vi	Gross Swap Payment Due Counterparty			$4,638,711.21
	vii	Days in Period	9/15/2004	12/15/2004	91

B	Cap Payments				Cap Calculation

	i	Notional Swap Amount			$840,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			1.88000%
	iii	Cap Rate			4.00000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	9/15/2004	12/15/2004	91
	vi	Cap Payment due Trust			$—

VIII. 2004-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004903889	(9/15/04—12/15/04)	1.94000%

B	Class A-2 Interest Rate	0.005257778	(9/15/04—12/15/04)	2.08000%

C	Class A-3 Interest Rate	0.005763333	(9/15/04—12/15/04)	2.28000%

D	Class B Interest Rate	0.006218333	(9/15/04—12/15/04)	2.46000%

E	Class C Interest Rate	0.007153611	(9/15/04—12/15/04)	2.83000%

IX. 2004-A Inputs From Prior Period			8/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,198,179,835.60
	ii	Interest To Be Capitalized	46,266,131.68

	iii	Total Pool	$1,244,445,967.28
	iv	Cash Capitalization Account (CI)	90,638,804.00

	v	Asset Balance	$1,335,084,771.28

B	Total Note and Certificate Factor		0.9791524
C	Total Note Balance		$1,308,228,829.37

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class B	Class C

	i	Current Factor	0.9535764	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$572,145,829.37	$307,000,000.00	$325,016,000.00	$43,641,000.00	$60,426,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2004-A Note Parity Triggers

				Class A	Class B	Class C
		Notes Outstanding	9/15/04	$1,204,161,829	$1,247,802,829	$1,308,228,829
		Asset Balance	8/31/04	$1,335,084,771	$1,335,084,771	$1,335,084,771

		Pool Balance	11/30/04	$1,238,650,995	$1,238,650,995	$1,238,650,995
		Amounts on Deposit*	12/15/04	105,729,592	105,458,217	105,025,953
		Total		$1,344,380,586	$1,344,109,212	$1,343,676,948

		Are the Notes in Excess of the Asset Balance?		No	No	No
		Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

		Are the Notes Parity Triggers in Effect?		No	No	No

		Class A Enhancement		$130,922,941.91
		Specified Class A Enhancement		$199,393,469.84	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

		Class B Enhancement		$87,281,941.91
		Specified Class B Enhancement		$134,590,592.14	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

		Class C Enhancement		$26,855,941.91
		Specified Class C Enhancement		$39,878,693.97	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-A Cash Capitalization Account Triggers

A	i	Cash Capitalization Account Balance as of Collection End Date	11/30/2004		$90,638,804.00
	ii	Less: Excess of Trust fees & Note interest due over Available Funds	12/15/2004		$—

	iii	Cash Capitalization Account Balance (CI)*			$90,638,804.00

B	i	5.50% of Initial Asset Balance			$73,853,840.27
	ii	Excess, CI over 5.5% of initial Asset Bal			$16,784,963.73
	iii	Release A(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE

C	i	3.50% of Initial Asset Balance			$46,997,898.35
	ii	Excess, CI over 3.5% of initial Asset Bal			$43,640,905.65
	iii	Release B(ii) excess to Collection Account?**	12/15/2004		DO NOT RELEASE
		Release from Cash Capitalization Account ®* (Biii + Ciii)	12/15/2004		$—

*as defined under “Asset Balance” on page S-69 of the prospectus supplement
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII. 2004-A Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No

ii	Aggregate A Notes Outstanding	9/15/2004	$1,204,161,829.37
iii	Asset Balance	11/30/2004	$1,329,289,798.91

iv	First Priority Principal Distribution Amount	12/15/2004	$—

v	Is the Class B Note Parity Trigger in Effect?		No

vi	Aggregate A and B Notes Outstanding	9/15/2004	$1,247,802,829.37
vii	Asset Balance	11/30/2004	$1,329,289,798.91
viii	First Priority Principal Distribution Amount	12/15/2004	$—

ix	Second Priority Principal Distribution Amount	12/15/2004	$—

x	Is the Class C Note Parity Trigger in Effect?		No

xi	Aggregate A, B and C Notes Outstanding	9/15/2004	$1,308,228,829.37
xii	Asset Balance	11/30/2004	$1,329,289,798.91
xiii	First Priority Principal Distribution Amount	12/15/2004	$—
xiv	Second Priority Principal Distribution Amount	12/15/2004	$—

xv	Third Priority Principal Distribution Amount	12/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	9/15/2004	$1,308,228,829.37

ii	Asset Balance	11/30/2004	$1,329,289,798.91
iii	Specified Overcollateralization Amount	12/15/2004	$26,855,941.91
iv	First Priority Principal Distribution Amount	12/15/2004	$—
v	Second Priority Principal Distribution Amount	12/15/2004	$—
vi	Third Priority Principal Distribution Amount	12/15/2004	$—
vii	Regular Principal Distribution Amount		$5,794,972.37

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	11/30/2004	$1,329,289,798.91
iii	85% of Asset Balance	11/30/2004	$1,129,896,329.07
iv	Specified Overcollateralization Amount	12/15/2004	$26,855,941.91
v	Lesser of (iii) and (ii — iv)		$1,129,896,329.07
vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$5,794,972.37
vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	11/30/2004	$1,329,289,798.91
iii	89.875% of Asset Balance	11/30/2004	$1,194,699,206.76
iv	Specified Overcollateralization Amount	12/15/2004	$26,855,941.91
v	Lesser of (iii) and (ii — iv)		$1,194,699,206.76
vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	11/30/2004	$1,329,289,798.91
iii	97% of Asset Balance	11/30/2004	$1,289,411,104.94
iv	Specified Overcollateralization Amount	12/15/2004	$26,855,941.91
v	Lesser of (iii) and (ii — iv)		$1,289,411,104.94
vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$—

XIII. 2004-A Waterfall for Distributions

					Remaining
					Funds Balance

A		Total Available Funds (Sections III-K)		$26,737,972.75	$26,737,972.75

B		Primary Servicing Fees — Current Month plus any Unpaid		$695,421.05	$26,042,551.70

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$26,022,551.70

D		Gross Swap Payment due		$4,638,711.21	$21,383,840.49

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	12/15/2004	$2,805,739.58	$18,578,100.91
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	12/15/2004	$1,614,137.78	$16,963,963.13
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	12/15/2004	$1,873,175.55	$15,090,787.58
	vi	Swap Termination Fees due	12/15/2004	$0.00	$15,090,787.58

F		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$15,090,787.58

G		Class B Noteholders’ Interest Distribuition Amount due	12/15/2004	$271,374.29	$14,819,413.29

H		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$14,819,413.29

I		Class C Noteholders’ Interest Distribuition Amount		$432,264.11	$14,387,149.18

J		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$14,387,149.18

K		Increase to the Specified Reserve Account Balance		$0.00	$14,387,149.18

L		Regular Principal Distribution Amount — Principal Distribution Account		$5,794,972.37	$8,592,176.81

M		Carryover Servicing Fees		$0.00	$8,592,176.81

N		Swap Termination Payments		$0.00	$8,592,176.81

O		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$8,592,176.81

P		Remaining Funds to the Certificateholders		$8,592,176.81	$0.00

XIV. 2004-A Principal Distribution Account Allocations

				Remaining
				Funds Balance

A		Total from Collection Account	$5,794,972.37	$5,794,972.37

B	i	Class A-1 Principal Distribution Amount Paid	$5,794,972.37	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid	$0.00	$0.00

XV. 2004-A Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class B	Class C
	i	Quarterly Interest Due		$2,805,739.58	$1,614,137.78	$1,873,175.55	$271,374.29	$432,264.11
	ii	Quarterly Interest Paid		2,805,739.58	1,614,137.78	1,873,175.55	271,374.29	432,264.11

	iii	Interest Shortfall		$(0.00)	$(0.00)	$0.00	$(0.00)	$(0.00)

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$5,794,972.37	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		5,794,972.37	0.00	0.00	0.00	0.00

	ix	Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$8,600,711.95	$1,614,137.78	$1,873,175.55	$271,374.29	$432,264.11

B	Note Balances			9/15/2004	Paydown Factors	12/15/2004
	i	A-1 Note Balance	78443CBF0	$572,145,829.37		$566,350,856.99
		A-1 Note Pool Factor		0.9535764	0.0096583	0.9439181

	ii	A-2 Note Balance	78443CBG8	$307,000,000.00		$307,000,000.00
		A-2 Note Pool Factor		1.0000000	0.0000000	1.0000000

	iii	A-3 Note Balance	78443CBH6	$325,016,000.00		$325,016,000.00
		A-3 Note Pool Factor		1.0000000	0.0000000	1.0000000

	vi	B Note Balance	78443CBJ2	$43,641,000.00		$43,641,000.00
		B Note Pool Factor		1.0000000	0.0000000	1.0000000

	vii	C Note Balance	78443CBK9	$60,426,000.00		$60,426,000.00
		C Note Pool Factor		1.0000000	0.0000000	1.0000000

XVI. 2004-A Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	02/24/04 - 05/31/04
Beginning Student Loan Portfolio Balance			$1,198,179,835.60	$1,203,521,802.57	$1,213,231,182.32
	Student Loan Principal Activity
	i	Principal Payments Received	$13,858,059.38	$14,188,403.39	$14,555,943.75
	ii	Purchases by Servicer (Delinquencies >180)	1,840,883.36	1,439,710.86	227,345.53
	iii	Other Servicer Reimbursements	7,021.28	—	—
	iv	Seller Reimbursements	735,857.80	209,072.81	1,450,959.90

	v	Total Principal Collections	$16,441,821.82	$15,837,187.06	$16,234,249.18
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—
	ii	Capitalized Interest	(12,407,572.74)	(9,612,094.26)	(6,171,529.04)
	iii	Capitalized Insurance Fee	($1,196,743.01)	($884,882.91)	($387,523.24)
	iv	Other Adjustments	(33,384.17)	1,757.08	34,182.85

	v	Total Non-Cash Principal Activity	$(13,637,699.92)	$(10,495,220.09)	$(6,524,869.43)

(-)	Total Student Loan Principal Activity		$2,804,121.90	$5,341,966.97	$9,709,379.75
	Student Loan Interest Activity
	i	Interest Payments Received	$6,148,038.94	$5,593,907.48	$5,083,095.36
	ii	Repurchases by Servicer (Delinquencies >180)	75,871.20	46,191.44	4,983.10
	iii	Other Servicer Reimbursements	1,023.61	5.91	1.46
	iv	Seller Reimbursements	44,747.30	11,313.48	57,751.49
	v	Late Fees	92,544.47	80,717.21	68,613.01
	vi	Collection Fees	—	—	—

	viii	Total Interest Collections	6,362,225.52	5,732,135.52	5,214,444.42
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—	$—
	ii	Capitalized Interest	12,407,572.74	9,612,094.26	6,171,529.04
	iii	Other Interest Adjustments	21,705.33	22,301.48	59,757.30

	iv	Total Non-Cash Interest Adjustments	$12,429,278.07	$9,634,395.74	$6,231,286.34

	v	Total Student Loan Interest Activity	$18,791,503.59	$15,366,531.26	$11,445,730.76
(=)	Ending Student Loan Portfolio Balance		$1,195,375,713.70	$1,198,179,835.60	$1,203,521,802.57
(+)	Interest to be Capitalized		$43,275,281.21	$46,266,131.68	$46,171,852.00

(=)	TOTAL POOL		$1,238,650,994.91	$1,244,445,967.28	$1,249,693,654.57

(+)	Cash Capitalization Account Balance (CI)		$90,638,804.00	$90,638,804.00	$90,638,804.00

(=)	Asset Balance		$1,329,289,798.91	$1,335,084,771.28	$1,340,332,458.57

XVII. 2004-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-04	$1,249,693,655	2.26%
Sep-04	$1,244,445,967	2.42%
Dec-04	$1,238,650,995	2.39%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.